ANSCHUTZ
                          INVESTMENT COMPANY

555 SEVENTEENTH STREET O SUITE 2400 O DENVER, COLORADO 80202 O 303-298-1000 O FAX 303-299-1333


                             EXHIBIT 10.4

                            March 21, 2000


Rentech, Inc.
1331 17th Street, Suite 720
Denver, Colorado  80202
Attention:  Mr. Ronald C. Butz, Vice President & COO

         Re: Transactions among Rentech, Inc., Anschutz Investment Company and Forest Oil Company

Dear Mr. Butz:

         Reference is made to the Purchase Agreement (the "Purchase Agreement"), dated as of March 18, 2000, between Anschutz Investment Company ("Anschutz") and Rentech, Inc. (the "Company"); the Option to Purchase Shares of Common Stock of the Company, dated as of March 18, 2000, by and between Anschutz and the Company, which option expires on December 31, 2001 (the "2001 Option"); the Option to Purchase Shares of Common Stock of the Company, dated as of March 18, 2000, by and between Anschutz and the Company, which option expires on December 31, 2004 (the "2004 Option" and together with the 2001 Option, the "Options")); and the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of March 18, 2000, by and among the Company, Forest Oil Company and Anschutz. The Purchase Agreement, the Options and the Registrations Rights Agreement are referred to herein as the "Agreements."

         We hereby notify you that we have assigned to A.C.E. Investment Partnership, a Colorado general partnership ("A.C.E."), certain rights, and A.C.E. has assumed certain obligations, under the Agreements. We have assigned and A.C.E. has assumed all obligations with respect to, (a) the right to purchase 61,250 shares of the Company's common stock pursuant to the terms of the Purchase Agreement, (b) the right to purchase 122,500 shares of the Company's common stock pursuant to the terms of the 2001 Option, (c) the right to purchase 61,250 shares of the Company's common stock pursuant to the terms of the 2004 Option and (d) the registration rights described in the Registration Rights Agreement with respect to the shares of common stock described in clauses
(a) through (c).

         In light of the foregoing, we have enclosed the Options and ask that you deliver to us (i) two new 2001 Options reflecting our right to purchase 1,877,500 shares of the Company's common stock and the right of A.C.E. to purchase 122,500 shares of the Company's common stock and (ii) two new 2004 Options reflecting our right to purchase 938,750 shares of the Company's common stock and the right of A.C.E. to purchase 61,250 shares of the Company's common stock. We will deliver the appropriate options to A.C.E. upon receipt thereof.

         Rentech, Inc.
         March 21, 2000
         Page 2


         In the event that you are required under any of the Agreements to provide notice to A.C.E., you may deliver such notice care of Anschutz Investment Company.

                                                  Very truly yours,

                                                  ANSCHUTZ INVESTMENT COMPANY


                                                  By:  /s/ CLIFFORD HICKEY
                                                       -------------------------
                                                           Clifford Hickey
                                                           Vice President

cc:  A.C.E. Investment Partnership
       Forest Oil Company